UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2022

GRAYBAR ELECTRIC COMPANY, INC.
(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders on June 9, 2022,  the shareholders voted to elect 9 members to the Company’s thirteen-member Board of Directors.  The following tables set forth the final number of votes for, withheld and abstaining on each matter.

Director Nominees	For	Withheld	Abstain

D. A. Bender	19,164,305	-0-	-0-
D. E. DeSousa	19,164,305	-0-	-0-
M. W. Geekie	19,164,305	-0-	-0-
R. H. Harvey	19,164,305	-0-	-0-
W. P. Mansfield	19,164,305	-0-	-0-
D. G. Maxwell	19,164,305	-0-	-0-
K. M. Mazzarella	19,164,305	-0-	-0-
D. M. Meyer	19,164,305	-0-	-0-
B. L. Propst	19,164,305	-0-	-0-

In addition, the shareholders approved the 2022 Three-Year Common Stock Purchase Plan.      The following table sets forth the final number of votes for, against and abstaining on the proposal to approve the 2022 Three-Year Common Stock Purchase Plan.

Proposal	For	Withheld	Abstain
Approval of 2022 Three-Year Common Stock Plan	19,164,305	-0-	-0-

Broker non-votes are not shown for either proposal because there is no public trading market for the Company’s Common Stock and no brokers hold shares for any underlying beneficial owners of such shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date:June 9, 2022	By: /s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary &
General Counsel